UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

April 17, 2018

Date of Report (Date of earliest event reported)

Cerus Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-21937	68-0262011
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

2550 Stanwell Drive Concord, California		94520
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (925) 288-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§ 240.12b–2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 17, 2018, the Board of Directors (the “Board”) of Cerus Corporation (the “Company”), upon the recommendation of the Compensation Committee of the Board (the “Compensation Committee”), approved an amendment to the Company’s Change of Control Severance Benefit Plan (the “Severance Plan”) to extend the vesting acceleration benefits under the Severance Plan to all equity awards granted to the participants in the Severance Plan (each, a “Participant”). As amended, the Severance Plan (the “Amended Severance Plan”) provides, in addition to certain other benefits, that in the event a Participant’s experiences a “covered termination,” as defined in the Severance Plan, then the vesting (and, if applicable, exercisability) of all equity awards held by the Participant will be accelerated in full. Prior to such amendment, such vesting acceleration benefit was limited only to stock options. Each of the Company’s executive officers, with the exception of the Company’s chief executive officer, are Participants in the Severance Plan. Similarly, on April 17, 2018, the Board, upon the recommendation of the Compensation Committee, approved amendments to the Company’s employment letter agreement with the Company’s chief executive officer (the “CEO Letter Agreement”) and the employment letter agreement with the Company’s chief financial officer (the “CFO Letter Agreement” and together with the CEO Letter Agreement, the “Letter Agreements”) to provide, in each case, that any vesting acceleration benefits to which they are entitled pursuant to the applicable Letter Agreement will apply to all equity awards granted to Company’s chief executive officer and chief financial officer, and not only to stock options. Like with the Amended Severance Plan, the Letter Agreements provide for certain severance-related benefits under certain employment termination scenarios, including, in the case of the Company’s chief executive officer, a change of control-related termination.

The foregoing descriptions of the Amended Severance Plan and the Letter Agreement amendments do not purport to be complete and are subject to, and qualified in their entirety by reference to, the full text of the Amended Severance Plan and the Letter Agreements, as amended. The Company intends to file a copy of the Amended Severance Plan and the Letter Agreement amendments with the Company’s Quarterly Report on Form 10-Q for the quarterly period ending June 30, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CERUS CORPORATION

Dated: April 23, 2018	By:	/s/ Chrystal N. Menard
Chrystal N. Menard
Chief Legal Officer and General Counsel